                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT

The Board of Directors
BankAtlantic Bancorp, Inc.:


We consent to incorporation by reference in the registration statements on:

      Form
     Numbers                                Registration Statement
     -------                                ----------------------

       S-3     333-72283; 333-38799; 333-24571; 333-23771; 333-05287;333-93139;
               333-71594; 333-62264


       S-8     333-73047; 333-68871; 333-58753; 333-57893; 333-56823; 333-08025;
               333-89378; 333-87315; 333-82489; 333-45680; 333-56798


of BankAtlantic Bancorp, Inc. of our report dated January 29, 2002, (except for
Note 24, as to which the date is March 22, 2002) relating to the Consolidated Statements of Financial Condition of BankAtlantic Bancorp, Inc. and subsidiaries as of December 31, 2001, and 2000 and the related Consolidated Statements of Operations, Stockholders' Equity and Comprehensive Income, and Cash Flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of BankAtlantic Bancorp, Inc.

Our report refers to a change in method of accounting for derivative instruments and hedging activities in 2001.

                                       /s/ KPMG LLP


Ft. Lauderdale, Florida
March  27, 2002